Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AAC Holdings, Inc.

Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-199161 and 333-201218) of AAC Holdings, Inc. of our report dated June 24, 2015, relating to the consolidated financial statements of Referral Solutions Group, LLC and Subsidiaries, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Nashville, Tennessee
September 17, 2015